CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Kinder Morgan energy Partners, L.P. of our report dated January 30, 1998 appearing on page F-1 of Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K dated March 5, 1998, as amended. We also consent to the references to us under the heading "Experts" in such Prospectus.




/s/ PRICEWATERHOUSECOOPERS LLP
________________________________
PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
November 5, 1998